UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2022, Levi Strauss & Co. (the “Company”), Levi Strauss & Co. (Canada) Inc. (“LS Canada”) and certain other subsidiaries of the Company, entered into a fifth amendment to its second amended and restated credit agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent (together with the Administrative Agent, the “Agents”), the lenders party thereto, which amends the existing Second Amended and Restated Credit Agreement, dated as of May 23, 2017, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of October 23, 2018, that certain Amendment No. 2, dated as of January 5, 2021, that certain Amendment No. 3, dated as of July 22, 2021, and that certain Amendment No. 4, dated as of September 20, 2021 (as so amended, the “Existing Credit Agreement,” and, as further amended by the Amendment, the “Restated Credit Agreement”) by and among the Company, LS Canada, the other subsidiaries party thereto, the Agents, the lenders party thereto, and the other financial institutions and arrangers party thereto.

The Restated Credit Agreement modifies certain terms of the Existing Credit Agreement including, among other changes (i) documenting the exercise of the $150,000,000 accordion option to increase the total available commitments to $1,000,000,000 in the aggregate and (ii) providing updates to underlying benchmark language to reflect the transition to a Secured Overnight Financing Rate (SOFR). The amendment to the Company’s credit agreement provides greater access to liquidity and financial flexibility for the Company.

Other terms of the Existing Credit Agreement, as described in our Annual Report on Form 10-K filed on January 26, 2022, (including, without limitation, guarantees and security, covenants, events of default), have not been materially changed as a result of the Restated Credit Agreement and remain in full force and effect.

The foregoing does not constitute a complete summary of the terms of the Restated Credit Agreement and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 5 to Second Amended and Restated Credit Agreement, dated as of November 22, 2022, by and among the Company, LS Canada, certain other subsidiaries of the Company party thereto, the Agents, and the other financial institutions, agents and arrangers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: November 25, 2022	By:	/s/ Harmit Singh
	Name:	Harmit Singh
	Title:	Executive Vice President and Chief Financial Officer